UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

            1-10204                     43-1256674
       (Commission File Number)  (I.R.S. Employer Identification No.)

    1706 Washington Ave., St. Louis, Missouri        63103
     (Address of Principal Executive Offices)      (Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the
         Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under
         the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule
         14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule
         13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


EXPLANATORY NOTE

     CPI Corp. (the "Company") is filing this amendment (the "Amendment") to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the "SEC") on October 18, 2011 (the "Original Form 8-K"), for the sole purpose of correcting the formatting of the Original Form 8-K. Except for the correction of the formatting, no other changes have been made to the Original Form 8-K in this Amendment. This Amendment speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K.


Item 3.01 Notice of Delisting or Failure to Satisfy a Continued
Listing Rule or Standard; Transfer of Listing

     On October 18, 2011, CPI Corp. issued a press release announcing that it had received notice on October 12, 2011 from the New York Stock Exchange ("NYSE") that, due to its average market capitalization falling below $50 million over a consecutive 30 day trading period, the Company is currently out of compliance with the NYSE's listing standards. A copy of the press release is attached hereto as Exhibit 99.1 and the information in the press release is incorporated herein by reference.


Item 9.01	Financial Statements and Exhibits

(d) Exhibits

    Exhibit No.

     99.1 Press release issued on October 18, 2011, regarding notice from the NYSE on October 12, 2011 that CPI Corp. is currently out of compliance with the NYSE's listing standards.








SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CPI Corp.

By:/s/Dale Heins
   _____________________
   Dale Heins
   Executive Vice President, Finance,
   Chief Financial Officer and Treasurer
   (Principal Financial Officer)




October 19, 2011